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                                                                   Exhibit 10.28

                           Schedule to Exhibit 10.28

     Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.28.

Exhibit 10.28 Filed

Agreement:       Domain Name License Agreement
Date:            September 26, 2003
Licensor:        Beijing Super Channel Network Limited
Licensee:        Beijing Lei Ting Wan Jun Network Technology Company Limited
Scope:           The domain names licensed to the Licensee are the domain names relating to the Tom website operated by the Licensee.

Agreements Substantially Identical to Exhibit 10.28 and Omitted

Agreement:       Domain Name License Agreement
Date:            September 26, 2003
Licensor:        Beijing Super Channel Network Limited
Licensee:        Shenzhen Freenet Information Technology Company Limited
Scope:           The domain name licensed to the Licensee is the 163.net domain name.

Agreement:       Domain Name License Agreement
Date:            November 19, 2003
Licensor:        Beijing Super Channel Network Limited
Licensee:        Beijing Lei Ting Wu Ji Network Technology Company Limited
Scope:           The domain names licensed to the Licensee are the ltwj.com and
                 tomkid.com.cn domain names.

Agreement:       Domain Name License Agreement
Date:            November 19, 2003
Licensor:        Puccini Network Technology (Beijing) Limited
Licensee:        Beijing Lei Ting Wu Ji Network Technology Company Limited
Scope:           The domain name licensed to the Licensee is the ltwj.com domain name.

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[Translation of Chinese original]

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                          DOMAIN NAME LICENSE AGREEMENT

     This Domain Name License Agreement (the "Agreement") is entered into as of September 26, 2003 between the following two parties in Beijing.

The Licensor:       Beijing Super Channel Network Limited
Legal Address:      F09 2/F 3 Yongchangbeilu Road, Beijing Economic and
                    Technological Development Zone, China

The Licensee:       Beijing Lei Ting Wan Jun Network Technology Co., Ltd.
Legal Address:      C01, Yongchang Business Center, 3 Yongchangbeilu Road,
                    Beijing Economic and Technological Development Zone, China

     WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of the People's Republic of China (the"PRC"), has the right to license the domain names of tom.com, bj.tom.com and cn.tom.com and owns the domain names music974.com.cn, 974.com.cn and ctn.com.cn (collectively the "Domain Names").

     WHEREAS, the Licensee, a company registered in Beijing under the laws of the PRC, is licensed by Beijing Municipal Telecommunication Management Bureau to the business of the internet information provision service, Internet access service, mobile network value-added telecommunications service, and owns and operates the net of Tom website;

     WHEREAS, the Licensor agrees to license the Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee wishes to accept the license on the terms and conditions set forth herein;

     NOW THEREFORE, the parties agree as follows:

1.   Grant of License

     1.1  The Domain Names

     Upon the terms and conditions hereinafter set forth, the Licensor hereby grants a general license to the Licensee the Domain Names, and the Licensee hereby accepts the general license to use the Domain Names.

     1.2  Scope

     The use of the Domain Names granted by Licensor to Licensee extends only to the Tom website operated by Licensee. The Licensee agrees that it will not make, or authorize any direct or indirect use, of the Domain Names by any other means, unless otherwise stipulated in this Agreement.

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2.   Terms of Payment

     The Licensee agrees to pay the Licensor license fees and the specified amount of the license fees and the form of payment is set forth in Appendix 1.

3.   Goodwill

     The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Domain Names have an underlying association with the Licensor by public perception.

4.   Confidentiality

     4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting the license of the Domain Names from the Licensor (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return all and any documents, information or software containing such Confidential Information to the Licensor or destroy and delete Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent.

     4.2 Section 4.1 shall survive any amendment, expiration or termination of this Agreement.

5.   Representations and Warranties

     5.1  The Licensor represents and warrants as follows:

          5.1.1 the Licensor is a company duly registered and in good standing under the applicable laws of the PRC;

          5.1.2 the Licensor has the exclusive ownership of the domain names music974.com.cn and 974.com.cn and has the right to license the domain names tom.com, bj.tom.com and cn.tom.com to others;

          5.1.3 the Licensor, subject to its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations by any other third party and government authorities to enter into and execute this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or previous agreements;

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          5.1.4  the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

     5.2  The Licensee represents and warrants as follows:

          5.2.1 the Licensee is a company duly registered and validly existing under the laws of the PRC and is licensed by Beijing Municipal Telecommunication Management Bureau to engage in the business of providing Internet Information Provision Service, Internet access service and mobile network value-added telecommunication service;

          5.2.2 the Licensee, subject to its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations by any other third party and government authorities to enter into and execute this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or previous agreements;

          5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

6.   The Licensor's Title and Protection of the Licensor's Rights

     6.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, attack the title, right of licencing or any rights of the Licensor in and to the Domain Names or attack the validity of this license, and will not engage in any activities in detriment to the ownership, other rights or approval by the Licensor's judgement.

     6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Domain Names, and the Licensor, if it so desires may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall notify the Licensor in writing of any infringements of the Domain Names that may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

     6.3 The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way detrimental to the damages such Domain Names or the reputation of the Licensor.

7.   Quality

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     The Licensee shall use its reasonable best efforts to improve the quality of the net of Tom, so to protect and enhance the reputation of the Domain Names.

8.   Promotion

     8.1 In all cases where the Licensee produces promotional material involving the Tom website, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Domain Name thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee.

     8.2 The Licensee agrees not to advertise or publicize any of the Domain Names on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

9.   Competitive Web Site

     In the event that any of the Domain Names contradict with any of the trademark or domain name used by any of the Licensor, the Licensor's parent company or affiliate of the Licensor's parent company at the present time or any time in the future, the Licensor shall have the right to terminate the Agreement by a written notice to the Licensee 30 days before such termination.

10.  Effective Date and Term

     10.1 This Agreement has been duly executed by both parties' authorized representatives as of the date first set forth above and shall become effective simultaneously. The term of this Agreement is ten (10) years unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every three (3) months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

     10.2 This Agreement may be extended one year only if the Licensor gives the Licensee its written consent of the extension of this Agreement before the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

11.  Termination

     11.1 Termination on Expiration.

     This Agreement shall expire on the early date of the date due or the date when the Licensor's right to grant a license is terminated unless this Agreement is extended as set forth above.

     11.2 Early Termination

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     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including without limitation Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

     11.3 Survival.

     Article 3, 4, 6 and 16 shall survive after the termination or expiration of this Agreement.

12.  Effect of Termination or Expiration

     Upon and after the expiration or termination of this license, all rights granted to the Licensee hereunder shall forthwith revert to the Licensor, who shall be free to license the Domain Names and the Licensee will refrain from further use of the Domain Names or any direct or indirect use.

13.  Force Majeure

     13.1 Force Majeure, which includes but is not limited to acts of governments, natural force, fire, explosion, typhoon, flood, earthquake, tide, lightning and war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

     13.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

14.  Notices

     Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage

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     prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

     Party A:    Beijing Super Channel Network Limited.
                 8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

                 Attention:
                 Telephone No.: 010-65283399
                 Facsimile No.: 010-85181160


     Party B:    Beijing Lei Ting Wan Jun Network Technology Co., Ltd.
                 8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

                 Attention:
                 Telephone No.: 010-65283399
                 Facsimile No.: 010-85181160

15.  No Assignment or Sublicense by the Licensee

     15.1 This Agreement and all the rights and duties hereunder are personal to the Licensee. The Licensee agrees that it will not assign, lease, pledge, sublicense, or in any other way transfer the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

     15.2 The Licensee hereby agrees that the Licensor shall be able to transfer all or any of its rights and obligation under this Agreement to any third party at its discretion, and such transfer shall only be subject to a written notice serviced to the Licensee by the Licensor, and no any further consent from the Licensee will be required.

16.  Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation within 30 days after one party ask for consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

17.  Applicable Law

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     The validity, interpretation and implementation of this Agreement shall be governed by the laws of PRC.

18.  Amendment and Supplement

     The Agreement shall not be amended, supplemented or modified except by a written instrument signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

19.  Severability

     Any provision of this Agreement which is invalid or unenforceable due to the violation of the relevant laws in any jurisdiction shall only be void of effectiveness or building force within the relevant fields of such jurisdiction, without affecting in any way the remaining provisions hereof.

20.  Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed by a duly authorized representative each on behalf of the Party hereto as of the date first set forth above.


Licensor :     Beijing Super Channel Network Limited

Representative:_____________________________


Licensee:      Beijing Lei Ting Wan Jun Network Technology Co., Ltd.

Representative:_____________________________

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                                   Appendix 1

     Licensee should pay Licensor License fee Renminbi 1000 per year. The Licensor has the sole right to determine whether or not to exempt the Licensee's obligation to pay License fee.

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